                                                                    EXHIBIT 99.1


                            [PWC OFFICE LETTERHEAD]

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Lakehead Pipe Line Company, Inc.:

In our opinion, the accompanying consolidated statement of financial position presents fairly, in all material respects, the financial position of Lakehead Pipe Line Company, Inc. and its subsidiaries at December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audits. We conducted our audits of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial position is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial position, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial position presentation. We believe that our audits of the statement of financial position provide a reasonable basis for our opinion.




PricewaterhouseCoopers LLP
Minneapolis, MN
January 12, 2001

                        LAKEHEAD PIPE LINE COMPANY, INC.
             (A WHOLLY OWNED SUBSIDIARY OF ENBRIDGE PIPELINES INC.)

                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                           DECEMBER 31, 2000 AND 1999

                        LAKEHEAD PIPE LINE COMPANY, INC.
             (A WHOLLY OWNED SUBSIDIARY OF ENBRIDGE PIPELINES INC.)
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION


(UNITED STATES DOLLARS IN MILLIONS)

December 31,                                               2000      1999
                                                           ----      ----
ASSETS

Current assets
   Cash                                                   $  2.0    $  0.9
   Accounts receivable                                      11.9       6.1
   Income and other taxes                                    1.6        --
   Loans to affiliated companies (Note 7)                  109.0      67.6
                                                          ------    ------

                                                           124.5      74.6

Loans to affiliated companies (Note 7)                     718.2     472.3
Investment in Master Limited Partnership (Note 3)           50.5      56.6
Investment in Frontier Pipeline Company (Note 4)             6.7       7.0
Deferred charges and other                                  22.9      16.9
                                                          ------    ------

                                                          $922.8    $627.4
                                                          ======    ======

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
   Accounts payable and other                             $ 11.6    $  5.3
   Income and other taxes                                     --       0.6
                                                          ------    ------

                                                            11.6       5.9

Long-term debt (Note 5)                                    519.6     273.7
Other long-term liabilities                                  7.4      10.5
Deferred income taxes                                      154.0     146.0
Minority interest (Note 2)                                    --       0.3
Contingencies (Note 8)
                                                          ------    ------

                                                           692.6     436.4
                                                          ------    ------

Shareholder's equity
   Common stock
     Authorized - 500,000 shares, at $50 par value each
     Issued - 400,000 shares                                20.0      20.0
   Contributed surplus                                       6.6       6.6
   Retained earnings                                       205.3     164.0
   Accumulated other comprehensive income (loss)            (1.7)      0.4
                                                          ------    ------
                                                           230.2     191.0
                                                          ------    ------

                                                          $922.8    $627.4
                                                          ======    ======


The accompanying notes to the consolidated financial statements are an integral part of these statements.

                        LAKEHEAD PIPE LINE COMPANY, INC.
             (A WHOLLY OWNED SUBSIDIARY OF ENBRIDGE PIPELINES INC.)
                NOTES TO THE 2000 AND 1999 CONSOLIDATED STATEMENT
                              OF FINANCIAL POSITION


(UNITED STATES DOLLARS IN MILLIONS)

1.  NATURE OF OPERATIONS

Lakehead Pipe Line Company, Inc. ("Company") is the general partner of Lakehead Pipe Line Partners, L.P. and Lakehead Pipe Line Company, Limited Partnership, collectively known as the "Partnership". As the sole general partner, the Company is responsible for management and operation of the Partnership. Consolidated subsidiaries primarily engage in investment and lending activities. The Company is owned by Enbridge Pipelines Inc. ("Enbridge Pipelines"), a Canadian corporation owned by Enbridge Inc. ("Enbridge") of Calgary, Alberta, Canada.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company are prepared in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. Actual results could differ from those estimates and assumptions.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, IPL Energy Finance Company ("Finance Co."), IPL Energy (Atlantic) Incorporated ("Atlantic"), LPL Financial Inc., Enbridge Holdings (Frontier) Inc., Westcoast Oil & Gas Corp., Enbridge (Maritimes) Inc. ("Maritimes"), and Nova Scotia Company ("NS Company"). During 2000, Lakehead Services, Limited Partnership ("Services Partnership") was dissolved. During 1999, the Company's wholly owned subsidiary, LPL Commerce (Cayman) Inc., was dissolved. The equity method is used to account for the effective 2% general partner and effective 13.3% limited partner interest in the Partnership and a 43.75% partnership interest in Frontier Pipeline Company ("Frontier").

DEFERRED INCOME TAXES

Deferred income taxes are accounted for using the liability method. Under this method, deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. These deferred income taxes are measured by applying currently enacted tax laws. Accordingly, the deferred income tax provision will reflect the impact of the change in the deferred tax balance resulting from a change in the tax law in the same period in which the change is enacted.

DEFERRED FINANCING CHARGES

Deferred financing charges are amortized on the straight-line basis over the life of the related debt, which is comparable to results using the effective interest method.

COMPARATIVE AMOUNTS

Comparative amounts are reclassified to conform with the current year's financial statement presentation.

COMPREHENSIVE INCOME

The Company accounts for comprehensive income in accordance with adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." The standard requires the reporting of comprehensive income/loss in addition to earnings. Comprehensive income/loss is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of earnings. Comprehensive income is the change in equity of a business enterprise from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period, except those resulting from investments by owners and distributions to owners. Comprehensive income for the Company includes the earnings for the current period plus the impact of foreign currency translation adjustments.

FOREIGN CURRENCY TRANSLATION

The Company's functional currency for its foreign subsidiaries Finance Co., Atlantic, Maritimes and NS Company is the Canadian dollar. Results of operations of foreign subsidiaries are translated into U.S. dollars using the average exchange rates during the period. Assets and liabilities are translated into U.S. dollars using the exchange rate on the balance sheet date, except non-monetary items which are translated on a historical basis. Gains and losses resulting from these foreign currency translation adjustments are included as a component of comprehensive income.

3.  INVESTMENT IN MASTER LIMITED PARTNERSHIP

On December 27, 1991, the Company transferred substantially all of its assets and liabilities related to its pipeline business to the Partnership, a Delaware Master Limited Partnership. The Company has an effective 2% general partner and 13.3% limited partner interest in the Partnership.

On April 28, 1999, the Partnership issued an additional 2.7 million Class A Common Units to unrelated parties resulting in a decrease in the Company's limited partner interest from 14.6% to 13.3%. Concurrently, the Company contributed $2.6 million to maintain the 2% general partner interest. The proceeds received by the Partnership were allocated among the capital accounts of the Class A and B Common Unitholders based upon the increase in Partnership net assets attributable to each interest as a result of the issuance. The Company's pro rata share of Partnership net assets increased and the Company recognized a gain.

Equity income of $18.0 million (1999 - $21.3 million) reflects the Company's effective interest in the net income of the Partnership, adjusted to reflect incentive distributions and depreciation on a historical book basis for assets originally transferred to the Partnership. In 2000, the Company received cash distributions of $24.1 million from the Partnership (1999 - $23.6 million).

The operating results of the Partnership were as follows:

Year ended December 31,        2000       1999
                               ----       ----
Operating revenue              $305.6    $312.6
Operating expenses             (189.1)   (182.3)
Interest expense                (60.4)    (54.1)
Other                             4.1       2.5
                               ------    ------
Net income                     $ 60.2    $ 78.7
                               ======    ======

The carrying value of the Company's 15.3% investment in the Partnership of $50.5 million (1999 - $56.6 million) is based on the historical cost of net assets transferred to the Partnership, and includes gains recognized upon the Partnership's issuance of additional units.

The assets and liabilities of the Partnership are summarized below:

December 31,                                     2000       1999
                                                 ----       ----
Current assets                                 $   86.9   $   86.4
Deferred charges and other                          7.9        6.0
Property, plant and equipment, net              1,281.9    1,321.3
                                               --------   --------

                                               $1,376.7   $1,413.7
                                               ========   ========

Current liabilities                            $   38.3   $   39.5
Long-term debt                                    799.3      784.5
Minority interest                                   3.2        3.6
Partners' capital                                 535.9      586.1
                                               --------   --------

                                               $1,376.7   $1,413.7
                                               ========   ========

4.  FRONTIER PIPELINE COMPANY

Frontier is a Wyoming general partnership, which owns and operates a 290-mile crude oil pipeline in Utah and Wyoming. The Company holds a 43.75% general partner interest and is required to support Frontier's financial obligations to this extent. In 2000, the Company received cash distributions of $5.8 million from Frontier (1999 - $7.8 million).

5.  DEBT

LONG-TERM DEBT

On February 25, 2000, NS Company issued a total of $275.0 million Senior Notes in two tranches. "Tranche I", for $158.0 million, carries an interest rate of 8.01% and matures in 2005. "Tranche II", for $117.0 million, carries an interest rate of 8.17% and matures in 2007. Interest on both tranches is payable semi-annually. NS Company has entered into cross-currency swaps to convert the principal and interest amounts payable on the Senior Notes to Canadian dollars. Tranche I has been converted to a principal amount of Cdn $228.6 million at an effective rate of 7.37%. Tranch II has been converted to a principal amount of Cdn $169.3 million at an effective interest rate of 7.51%.

Finance Co. has a Canadian denominated $400.0 million committed extendible revolving credit facility, which is guaranteed by Enbridge. The facility terminates on October 10, 2006 and can be extended a further 364 days based upon an annual request. On October 13, 1998, Finance Co. borrowed Canadian $400.0 million under this facility. The interest rate on the loan, which is reset quarterly based upon the Canadian dollar three-month LIBOR rate plus 32.5 basis points, averaged 5.9% (1999 - 5.3%) and was 6.17% at the end of 2000 (1999 -
5.5%). The U.S. dollar equivalent of the debt at December 31, 2000 is $260.5 (1999 - $273.7 million).

INTEREST

Interest expense includes $0.2 million (1999 - $2.1 million) on short-term loans from affiliated companies. Interest paid amounted to $26.7 million (1999 - $16.2 million).

6.  INCOME TAXES

The components of income tax expense were as follows:

Year ended December 31,        2000    1999
                               ----    ----
Current                        $ 4.2   $13.7
Deferred                         8.0     3.9
                               -----   -----

                               $12.2   $17.6
                               =====   =====

Income taxes paid amounted to $6.2 million (1999 - $13.7 million).

Deferred income tax liabilities of $154.0 million at December 31, 2000 (1999 - $146.0 million) have arisen principally as a result of the gain deferral, for income tax purposes, on the transfer of assets to the Partnership.

The income tax provision differs from the amount computed by applying the statutory federal income tax rate to pretax earnings. The difference results from the items shown in the following table:

Year ended December 31,                     2000      1999
                                            ----      ----
Pretax earnings                             $53.5     $58.9
                                            -----     -----

Statutory federal income tax rate            35.0%     35.0%
                                            -----     -----

Income taxes at statutory rate              $18.7     $20.6
Non-taxable interest income                 (12.0)     (5.3)
Foreign currency gain deferred tax effect     4.8        --
State income taxes net of federal benefit     0.3       1.2
Other                                         0.4       1.1
                                            -----     -----

Income taxes                                $12.2     $17.6
                                            =====     =====

Effective income tax rate                    22.8%     29.9%
                                            =====     =====

7.  RELATED PARTY TRANSACTIONS

The Company, as sole general partner, is responsible for the management and operation of the Partnership, which has no employees. Through service agreements, the Company utilizes the resources of its affiliates to provide the services required by the Partnership. These services are provided at cost, and, in total, amounted to $30.3 million in 2000 (1999 - $34.3 million). The Partnership either reimburses the Company for the costs it incurs on the Partnership's behalf or, in certain circumstances, pays the Company's affiliates directly. These transactions have no impact on the earnings of the Company.

At December 31, 2000, accounts receivable included $0.8 million (1999 - $0.9 million) from the Partnership and $11.1 million (1999 - $5.2 million) from affiliated companies. Accounts payable at December 31, 2000 included $1.6 million (1999 - $1.8 million) to affiliated companies.

On February 25, 2000, Maritimes loaned Cdn $228.6 million to Enbridge Pipelines (Athabasca) Inc. The interest rate on the loan is 7.69% and it matures in 2005. The U.S. dollar equivalent of the note at December 31, 2000 is $148.9 million. Also on February 25, 2000, Maritimes loaned Cdn $169.3 million to Enbridge Pipelines Inc. The interest rate on the loan is 7.8% and it matures in 2001. The U.S. dollar equivalent of the note at December 31, 2000 is $110.3 million.

On October 10, 2000, Atlantic loaned Cdn $400.0 million to Enbridge Pipelines for a term of one year. Enbridge Pipelines used the proceeds to repay a loan from Atlantic, which had been advanced on October 8, 1999 for a term of one year. The interest rate on these loans, which is reset quarterly based upon the Canadian three-month LIBOR rate plus 66.5 basis points, averaged 6.2% in 2000 (1999 - 5.6%) and was 6.5% at the end of 2000 (1999 - 5.8%). The U.S. dollar equivalent of the note at December 31, 2000 is $260.5 million (1999 - $273.7 million). The resulting gains and losses from foreign currency translation adjustments of this loan are not recognized for income tax purposes.

At December 31, 2000 and December 31, 1999, the Company had outstanding an U.S. dollar denominated long-term loan to Enbridge of $198.6 million due to mature on August 22, 2012. The interest rate on the loan is 8.0% per annum, payable semi-annually.

In late March 1999, the Partnership borrowed $25.0 million from the Company authorized by the Board of Directors of the Company. The loan was repaid in early April 1999 and had an interest rate of 7.8%.

From time to time, the Company makes demand loans to various affiliated companies. Generally, the U.S. dollar denominated short-term demand loans bear interest at 130% of the monthly short-term applicable federal rate. During 2000, the interest on these U.S. demand loans averaged 8.0% (1999 - 6.5%). The interest rate on the Canadian dollar denominated demand loan is based upon the Canadian three-month LIBOR rate plus 25.0 basis points. During 2000, the interest on these Canadian demand loans averaged 5.8%.

Loan balances to affiliated companies at December 31, are as follows:

                                                           12/31/00
                                               Currency       Rate      Maturity    2000       1999
                                               --------    ---------    --------    ----       ----
Loans to Affiliated Companies:
   Enbridge Pipelines                           Canadian        5.8%      2001    $  370.7   $  273.7
   Enbridge Pipelines (Athabasca) Inc.          Canadian       7.69%      2005       148.9         --
   Enbridge                                        US           8.0%      2012       198.6      198.6
   Enbridge (U.S.) Inc.                            US           7.1%     Demand       66.0       51.9
   Enbridge Pipelines                           Canadian        5.2%     Demand       43.0       15.7
                                                --------       ----      ------   --------   --------

                                                                                     827.2      539.9
Current Portion                                                                     (109.0)     (67.6)
                                                                                  --------   --------

                                                                                  $  718.2   $  472.3
                                                                                  ========   ========

8.  CONTINGENCIES

In connection with the transfer of its pipeline business to the Partnership, the Company will indemnify the Partnership from and against substantially all liabilities, including liabilities relating to environmental matters, arising from operations prior to the transfer. This indemnification does not apply to amounts that the Partnership would be able to recover in its tariff rates (if not recovered through insurance), or to any liabilities relating to a change in laws after December 27, 1991. In addition, in the event of default, the Company, as sole general partner, is subject to recourse with respect to the Partnership's First Mortgage Notes and Revolving Credit Facility Agreement which amounted to $500.0 million at December 31, 2000 (1999 - $585.0 million).

9.  FINANCIAL INSTRUMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

Based on the lending and borrowing rates currently available for instruments with similar terms and the same remaining maturities, the carrying amount of the intercompany advances and loans approximate fair value.

Based on quoted market prices for the Partnership's publicly held Class A Common Units as at December 31, 2000, the fair value of the Company's 15.3% ownership of the Partnership, which is carried at $50.5 million (1999 - $56.6 million), is estimated to be approximately $185.7 million (1999 - $156.7 million). This method values the general partner interest (2%) on the same basis as the limited partner's interest, and does not attribute any value to the General Partner's right to receive incentive distributions.

The Company has financial instruments denominated in Canadian dollars at December 31, 2000 that have exposure to fluctuations in exchange rates. Accordingly, the Company enters into foreign exchange contracts with major financial institutions to offset the impact of U.S. income taxes on gains and losses arising from the translation of these financial instruments. As at December 31, 2000 the Company had entered into contracts to sell in aggregate Cdn $448.6 million (1999 - Cdn $234.6 million) for US $303.3 million (1999 - US $150.0). The fair value payable of the agreements is approximately $0.2 million (1999 - $12.4 million), reflecting the estimated amount that the Company would pay to terminate the contracts at the year-end date.

10.  ADOPTION OF NEW ACCOUNTING STANDARD

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement requires that all derivatives be recognized at fair value in the balance sheet and all changes in fair value be recognized currently in earnings or deferred as a component of other comprehensive income, depending on the intended use of the derivative, its resulting designation and its effectiveness. The Company adopted this Statement on January 1, 2001, as required. Adoption of this standard resulted in a net-of-tax cumulative effect credit to earnings of $2.5 million and a cumulative effect credit to accumulated other comprehensive income of $15.9 million.